Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 24, 2015 (the “Closing Date”), Zimmer Holdings, Inc. completed its merger with LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, Inc. (“Biomet”), by acquiring 100 percent of LVB’s voting interests (sometimes hereinafter referred to as the “Biomet merger” or the “merger”). In connection with the merger, Zimmer Holdings, Inc. changed its name to Zimmer Biomet Holdings, Inc. In this unaudited pro forma condensed combined financial information, “Zimmer” used alone refers to the business or information of Zimmer Holdings, Inc. and its subsidiaries on a stand-alone basis prior to the Biomet merger. Similarly, references to “LVB” and “Biomet” refer to LVB and its subsidiaries prior to the Biomet merger.

The following unaudited pro forma condensed combined statements of earnings are derived from: (i) the audited consolidated financial statements of Zimmer for the year ended December 31, 2014 and the unaudited condensed consolidated financial statements of Zimmer for the three month period ended March 31, 2015 and (ii) the audited consolidated financial statements of LVB for the year ended May 31, 2014, the unaudited condensed consolidated financial statements of LVB for the six month periods ended November 30, 2014 and 2013 and the unaudited condensed consolidated financial statements of LVB for the three month period ended February 28, 2015. The unaudited pro forma condensed combined balance sheet is derived from: (i) the unaudited condensed consolidated balance sheet of Zimmer as of March 31, 2015 and (ii) the unaudited condensed consolidated balance sheet of LVB as of February 28, 2015.

Zimmer has a fiscal year that ends on December 31. Meanwhile, LVB’s fiscal year end was May 31. In compiling the unaudited pro forma condensed combined financial information, Zimmer has taken the necessary steps to present the LVB financial information to the period closest to Zimmer’s reporting period.

The unaudited pro forma condensed combined statements of earnings give effect to the merger as if it occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it occurred on March 31, 2015. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•	Zimmer’s audited consolidated financial statements for the year ended December 31, 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Zimmer’s Annual Report on Form 10-K for the year ended December 31, 2014 and Zimmer’s unaudited condensed consolidated financial statements for the three month period ended March 31, 2015 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Zimmer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

•	LVB’s audited consolidated financial statements for the year ended May 31, 2014 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Annual Report on Form 10-K for the year ended May 31, 2014, LVB’s unaudited condensed consolidated financial statements for the six month periods ended November 30, 2014 and 2013, and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014 and 2013 and LVB’s unaudited condensed consolidated financial statements for the three month period ended February 28, 2015, and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in LVB’s Quarterly Reports on Form 10-Q for the quarterly period ended February 28, 2015.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of: (i) results of operations and financial position that would have been achieved had the merger taken place on the dates indicated or (ii) the future results of operations or financial position of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the U.S. (“GAAP”). Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration given by Zimmer to complete the merger with LVB is allocated to the assets acquired and liabilities assumed based on their fair value. To complete the acquisition method of accounting, certain procedures, such as accounting valuations, studies and further discussion and input from management, have to be performed to obtain the required information necessary to recognize the assets acquired and liabilities assumed at fair value. At this point in time, Zimmer has estimated the fair value of the acquired assets and liabilities using publicly available financial information of LVB, Zimmer’s informed insights into the industries in which LVB competed, and discussions with LVB’s management. Therefore, Zimmer has not obtained sufficient information for definitive measurement. Accordingly, the pro forma reclassifications and adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. There may be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger. Similarly, the unaudited pro forma condensed combined financial statements do not reflect the costs necessary to integrate the companies or the costs necessary to achieve cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Year Ended December 31, 2014

(in millions, except per share amounts)

	Zimmer	LVB (Note 2)	Pro Forma Adjustments
	Year Ended December 31, 2014	Year Ended November 30, 2014	Reclassifications (Note 4)			Merger (Note 5)			Pro Forma Combined
Net Sales	$4,673.3	$3,285.4	$—			$(7.4)	(b	)	$7,951.3
Cost of products sold	1,249.8	976.8	(167.5)	(a	)	(7.4)	(b	)	2,051.7

Gross Profit	3,423.5	2,308.6	167.5			—			5,899.6

Research and development	188.3	176.4	(1.6)	(a	)	—			363.1
Selling, general and administrative	1,822.5	1,468.9	(87.4)	(a	)	—			3,204.0
Amortization	—	308.0	92.5	(a	)	87.6	(c	)	488.1
Certain claims	21.5	—	31.1	(a	)	15.7	(d	)	68.3
Special items	356.5	—	125.9	(a	)	(57.6)	(e	)	424.8

Operating expenses	2,388.8	1,953.3	160.5			45.7			4,548.3

Operating Profit	1,034.7	355.3	7.0			(45.7)			1,351.3

Other income (expense)	(39.6)	15.0	(7.0)	(a	)	39.6	(f	)	8.0
Interest income	11.9	—	—			—			11.9
Interest expense	(63.1)	(321.2)	—			20.6	(g	)	(363.7)

Other expense, net	(90.8)	(306.2)	(7.0)			60.2			(343.8)

Earnings before income taxes	943.9	49.1	—			14.5			1,007.5
Provision (benefit) for income taxes	224.9	(87.9)	—			5.8	(h	)	142.8

Net earnings	719.0	137.0	—			8.7			864.7
Less: Net loss attributable to noncontrolling interest	(1.1)	—	—			—			(1.1)

Net Earnings of combined company	$720.1	$137.0	$—			$8.7			$865.8

Earnings Per Common Share
Basic	$4.26								$4.29
Diluted	$4.19								$4.24

Weighted Average Common Shares Outstanding
Basic	169.0					32.7	(i	)	201.7
Diluted	171.7					32.7	(i	)	204.4

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

For the Three Months Ended March 31, 2015

(in millions, except per share amounts)

	Zimmer	LVB (Note 2)	Pro Forma Adjustments
	Three Months Ended March 31, 2015	Three Months Ended February 28, 2015	Reclassifications (Note 4)			Merger (Note 5)			Pro Forma Combined
Net Sales	$1,134.4	$800.9	$—			$(0.5)	(b	)	$1,934.8
Cost of products sold	278.7	200.3	(28.1)	(a	)	(0.5)	(b	)	450.4

Gross Profit	855.7	600.6	28.1			—			1,484.4

Research and development	48.4	39.7	—			—			88.1
Selling, general and administrative	425.0	342.4	(5.2)	(a	)	—			762.2
Amortization	20.4	70.9	—			28.0	(c	)	119.3
Certain claims	—	—	—			(4.7)	(d	)	(4.7)
Special items	87.0	—	33.3	(a	)	(24.9)	(e	)	95.4

Operating expenses	580.8	453.0	28.1			(1.6)			1,060.3

Operating Profit	274.9	147.6	—			1.6			424.1

Other income (expense)	(22.6)	2.4	—			19.5	(f	)	(0.7)
Interest income	2.6	—	—			—			2.6
Interest expense	(23.1)	(78.3)	—			3.9	(g	)	(97.5)

Other expense, net	(43.1)	(75.9)	—			23.4			(95.6)

Earnings before income taxes	231.8	71.7	—			25.0			328.5
Provision for income taxes	55.0	22.9	—			10.0	(h	)	87.9

Net earnings	176.8	48.8	—			15.0			240.6
Less: Net loss attributable to noncontrolling interest	(0.3)	—	—			—			(0.3)

Net Earnings of combined company	$177.1	$48.8	$—			$15.0			$240.9

Earnings Per Common Share
Basic	$1.04								$1.19
Diluted	$1.02								$1.17

Weighted Average Common Shares Outstanding
Basic	170.0					32.7	(i	)	202.7
Diluted	172.9					32.7	(i	)	205.6

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2015

(in millions)

	Zimmer	LVB	Pro Forma Adjustments (Note 5)
	As of March 31, 2015	As of February 28, 2015			Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,793.5	$363.2	$(8,269.7)	(j)	$887.0
Short-term investments	488.4	—	—		488.4
Accounts receivable, less allowance for doubtful accounts	869.8	548.4	(0.3)	(b)	1,417.9
Inventories	1,217.0	710.1	506.2	(k)	2,433.3
Prepaid expenses and other current assets	246.8	122.4	207.6	(l)	576.8
Deferred income taxes	301.7	143.3	(202.0)	(m)	243.0

Total Current Assets	11,917.2	1,887.4	(7,758.2)		6,046.4
Property, plant and equipment, net	1,300.7	702.3	—		2,003.0
Goodwill	2,417.0	3,554.6	3,234.5	(n)	9,206.1
Intangible assets, net	578.3	3,101.3	6,295.7	(o)	9,975.3
Other assets	976.9	126.1	(58.5)	(p)	1,044.5

Total Assets	$17,190.1	$9,371.7	$1,713.5		$28,275.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$174.9	$90.0	$(0.3)	(b)	$264.6
Income taxes	57.5	—	(57.5)	(q)	—
Short-term debt	—	132.8	167.2	(r)	300.0
Accrued interest	22.2	33.0	(33.0)	(s)	22.2
Accrued wages and commissions	115.9	126.7	—		242.6
Other current liabilities	538.2	282.8	5.6	(t)	826.6

Total Current Liabilities	908.7	665.3	82.0		1,656.0
Other long-term liabilities	585.3	262.0	(6.5)	(u)	840.8
Deferred income taxes	51.9	913.1	2,946.2	(v)	3,911.2
Long-term debt	9,061.2	5,580.6	(2,880.6)	(w)	11,761.2

Total Liabilities	10,607.1	7,421.0	141.1		18,169.2

Stockholders’ Equity:
Parent Stockholders’ Equity:
Common stock	2.7	5.5	(5.2)	(x)	3.0
Paid-in capital	4,363.7	5,693.6	(1,971.2)	(y)	8,086.1
Retained earnings (accumulated deficit)	8,426.8	(3,471.2)	3,271.6	(z)	8,227.2
Accumulated other comprehensive income (loss)	(31.5)	(277.2)	277.2	(aa)	(31.5)
Treasury stock	(6,180.7)	—	—		(6,180.7)

Total parent stockholders’ equity	6,581.0	1,950.7	1,572.4		10,104.1
Noncontrolling interest	2.0	—	—		2.0

Total Stockholders’ Equity	6,583.0	1,950.7	1,572.4		10,106.1

Total Liabilities and Stockholders’ Equity	$17,190.1	$9,371.7	$1,713.5		$28,275.3

See notes to unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction

On the Closing Date, Zimmer completed its merger with LVB by acquiring 100 percent of LVB’s voting interests. The aggregate merger consideration paid was $12,030.3 million, consisting of $8,307.6 million of cash and 32.7 million of Zimmer common stock valued at $3,722.7 million. Zimmer also assumed LVB’s senior notes with a principal fair value of $2,740.0 million, which it redeemed prior to June 30, 2015.

On March 10, 2015 Zimmer sold $7.65 billion of fixed-rate senior unsecured notes (the “Notes”). On the Closing Date, Zimmer borrowed $3.0 billion under a 5-year term loan facility (the “Term Loan”). Zimmer funded the cash portion of the merger consideration and other expenses of the merger from these debt facilities and cash on hand.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of Zimmer and LVB. Certain financial statement line items included in the historical financial statements have been disaggregated, condensed or classified differently to ensure consistent presentation in the unaudited pro forma condensed combined financial statements. In addition, where Zimmer and LVB have applied different GAAP accounting policies, Zimmer has made adjustments to conform LVB’s accounting policies to Zimmer’s accounting policies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. Zimmer has been treated as the acquirer in the merger for accounting purposes. Under this method, consideration given by Zimmer to complete the merger with LVB was allocated to the assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The merger consideration allocation used in these unaudited pro forma condensed combined financial statements is preliminary. The estimation of fair values requires a complex series of judgments about future events and uncertainties which will take Zimmer some time to compile. For these reasons, among others, there will be differences between these preliminary estimates of fair value and the final acquisition accounting, which differences could be material.

LVB’s historical consolidated financial statements had a fiscal year end of May 31. In order to derive LVB’s unaudited condensed consolidated statement of earnings for the year ended November 30, 2014, Zimmer utilized LVB’s statements of earnings for the year ended May 31, 2014 and the six month periods ended November 30, 2014 and 2013. The following is a reconciliation of how the historical consolidated financial statements were utilized to derive LVB’s statement of earnings for the year ended November 30, 2014 used in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2014.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

LVB Acquisition, Inc.

Historical Consolidated Statements of Earnings

(in millions)

	(1)	(2)	(3)	(1) - (2) + (3)

	LVB Acquisition, Inc.
	Year Ended May 31, 2014	Six Months Ended November 30, 2013	Six Months Ended November 30, 2014	Year Ended November 30, 2014
Net Sales	$3,223.4	$1,556.4	$1,618.4	$3,285.4
Cost of products sold	1,040.2	463.1	399.7	976.8

Gross Profit	2,183.2	1,093.3	1,218.7	2,308.6

Research and development	169.6	78.9	85.7	176.4
Selling, general and administrative	1,393.2	653.7	729.4	1,468.9
Amortization	307.2	150.7	151.5	308.0

Operating expenses	1,870.0	883.3	966.6	1,953.3

Operating Profit	313.2	210.0	252.1	355.3

Other income (expense)	2.8	(5.9)	6.3	15.0
Interest expense	(355.9)	(193.3)	(158.6)	(321.2)

Other expense, net	(353.1)	(199.2)	(152.3)	(306.2)

Earnings (loss) before income taxes	(39.9)	10.8	99.8	49.1
(Benefit) provision for income taxes	(115.8)	(25.2)	2.7	(87.9)

Net earnings	75.9	36.0	97.1	137.0
Less: Net loss attributable to noncontrolling interest	—	—	—	—

Net Earnings of LVB Acquisition, Inc.	$75.9	$36.0	$97.1	$137.0

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

3.	Merger Consideration and Merger Consideration Allocation

The aggregate merger consideration paid was $12,030.3 million, consisting of $8,307.6 million of cash and 32.7 million of Zimmer common stock valued at $3,722.7 million. The value of Zimmer common stock was based upon a stock price of $113.83 per share using the average of the high and low trading prices on the Closing Date.

Pursuant to the merger agreement, all outstanding LVB stock options and LVB stock-based awards vested immediately prior to the effective time of the merger, and holders of LVB stock options and LVB stock-based awards received a portion of the aggregate merger consideration. Some LVB stock options and LVB stock-based awards were already vested under the terms of LVB’s equity incentive plans. Zimmer accounted for the fair value of the consideration it paid in exchange for the cancellation of previously vested LVB stock options and LVB stock-based awards as consideration to complete the merger under GAAP. As part of the merger agreement terms all previously unvested LVB stock options and LVB stock-based awards vested immediately prior to the effective time of the merger. Under LVB’s equity incentive plans, unvested LVB stock options and LVB stock-based awards would have otherwise been forfeited. Zimmer concluded that the discretionary accelerated vesting of unvested LVB stock options and LVB stock-based awards was for the economic benefit of the combined company, and, therefore, Zimmer classified the fair value of the merger consideration paid to holders of such unvested LVB stock options and LVB stock-based awards of $164.1 million as share-based payment compensation expense.

Therefore, the amount of merger consideration utilized for the purchase method of accounting under GAAP was reduced by $164.1 million and equals $11,866.2 million.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The preliminary estimate and the allocation of the aggregate merger consideration used in these unaudited pro forma condensed combined financial statements are as follows:

(in millions)
Merger consideration allocated to:
Net assets of LVB at February 28, 2015	$1,950.7
Less LVB intangible assets and related deferred tax liabilities and bank debt:
Goodwill	(3,554.6)
Intangible assets	(3,101.3)
LVB bank debt	3,059.9
Deferred tax liabilities on intangible assets	865.0
Add (subtract) fair value adjustments:
Inventory step-up	506.2
Intangible assets:
Trade name	515.0
Technology	3,053.0
Customer relationships	5,829.0
Legal fees accounting policy	(11.5)
Deferred tax asset on LVB share-based compensation	(66.4)
Tax benefit on stock awards already vested	117.4
Debt issuance costs	(58.5)
Debt	(133.1)
Deferred taxes on fair value adjustments	(3,893.7)
Goodwill	6,789.1

$11,866.2

Zimmer has not assigned any fair value step-up to LVB’s properties, plants and equipment in the preliminary merger consideration allocation as Zimmer does not believe any adjustment will be significant.

4.	Financial Statement Classification Adjustments

In the historical consolidated financial statements of Zimmer and LVB, certain financial information is classified in different financial statement line items. In these unaudited pro forma condensed combined financial statements, Zimmer has made adjustments to ensure consistent presentation of such financial information. The following explains the adjustments that were made:

(a)	LVB recognized shipping and handling expenses in cost of sales whereas Zimmer recognizes these expenses in selling, general, and administrative (“SG&A”). Zimmer has reclassified such amounts in LVB’s financial statements to conform to Zimmer’s presentation.

LVB recognized foreign currency exchange rate gains and losses resulting from transactions denominated in a foreign currency other than a subsidiary’s functional currency in other income (expense), whereas prior to 2015 Zimmer recognized these gains and losses in cost of sales. Zimmer has reclassified its foreign currency transaction gains and losses to conform to LVB’s presentation in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2014. Starting January 1, 2015, Zimmer presented these gains and losses in this manner and therefore no reclassification was necessary for the unaudited pro forma condensed combined statement of earnings for the three month period ended March 31, 2015.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

LVB recognized product liability expenses in cost of sales whereas Zimmer recognizes these expenses as operating expenses. Zimmer has recognized product liability expenses in one of two line items in its statement of earnings. For claims related to Zimmer’s Durom® Acetabular Component (Durom Cup), Zimmer has recognized these expenses as “Certain claims” due to their level of significance, while all other product liability claims have been recognized in SG&A. LVB has product liability expenses related to metal-on-metal hip products, as well as other products. The Durom Cup claims are similar to the metal-on-metal product liability claims against LVB in that the Durom Cup was primarily used in hip constructs featuring metal-on-metal articulation. Due to this similarity, Zimmer has reclassified the metal-on-metal product liability expenses of LVB to “Certain claims” and all other product liability expenses to SG&A.

Zimmer presents on its statement of earnings a line item labeled “Special items.” This line item includes expenses resulting directly from business combinations, employee termination benefits, certain research and development (“R&D”) agreements, certain contract terminations, consulting and professional fees and asset impairment or loss on disposal charges connected with global restructuring, quality and operational excellence initiatives, and certain other items. LVB did not have a similar line item on its historical statements of earnings, but had similar expenses reflected in R&D and SG&A. Such similar expenses of LVB included restructuring charges, integration and facilities opening costs or other business optimization expenses, new system design and implementation costs, certain start-up costs and costs related to consolidation of facilities, advisory fees paid to the sponsors, certain severance charges, acquisition costs, certain litigation costs and other related charges. Zimmer has reclassified these amounts reflected in R&D and SG&A to “Special items” to conform to Zimmer’s presentation.

LVB presented on its statement of earnings a line item labeled “Amortization,” which reflected amortization expense for intangible assets, whereas prior to 2015 Zimmer recognized intangible asset amortization expense in SG&A. Zimmer has reclassified its intangible asset amortization expense amounts to conform to LVB’s presentation in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2014. Starting January 1, 2015, Zimmer presented its intangible asset amortization in this manner and therefore no reclassification was necessary for the unaudited pro forma condensed combined statement of earnings for the three month period ended March 31, 2015.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following table presents the effects of these classification adjustments:

	Year Ended December 31, 2014	Three Months Ended March 31, 2015
	(in millions)
Cost of products sold classification adjustments
Shipping and handling expenses	$(108.4)	$(23.6)
Foreign currency exchange rate remeasurement	(7.0)	—
Product liability	(52.1)	(4.5)

	$(167.5)	$(28.1)

R&D classification adjustments
Special items	$(1.6)	$—

SG&A classification adjustments
Shipping and handling expenses	$108.4	$23.6
Product liability	21.0	4.5
Special items	(124.3)	(33.3)
Intangible asset amortization	(92.5)	—

	$(87.4)	$(5.2)

Amortization classification adjustments
Intangible asset amortization	$92.5	$—

Certain claims adjustments
Product liability	$31.1	$—

Special items classification adjustments
Special items	$125.9	$33.3

Other income (expense) adjustments
Foreign currency exchange rate remeasurement	$(7.0)	$—

5.	Pro Forma Merger Adjustments

Statement of Earnings Adjustments

(b)	LVB purchases products from Zimmer. This adjustment eliminates Zimmer’s net sales to LVB of $7.4 million in the year ended December 31, 2014 and $0.5 million in the three month period ended March 31, 2015. This adjustment also eliminates the corresponding $0.3 million of accounts receivable and accounts payable outstanding as of March 31, 2015.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(c)	Adjustments to amortization expense are:

•	Eliminate LVB’s amortization expense.

•	Add estimated amortization expense on the fair value of intangible assets recorded for the merger. Amortization expense has been estimated using straight-line amortization with a weighted average life of 20 years for technology intangible assets and 24 years for customer relationship intangible assets. Trade name intangible assets have been assigned an indefinite life.

	Year Ended December 31, 2014	Three Months Ended March 31, 2015
	(in millions)
LVB amortization expense	$(308.0)	$(70.9)
Amortization on fair value of intangible assets	395.6	98.9

	$87.6	$28.0

(d)	LVB recognized legal fees related to contingent losses as they were incurred, whereas Zimmer recognizes such legal fees when they are considered probable and the amount can be reasonably estimated. Both accrual methodologies are allowed under GAAP. Converting LVB’s accounting policy to Zimmer’s accounting policy would result in additional expense of $15.7 million in the year ended November 30, 2014 and lower expense of $4.7 million in the three month period ended February 28, 2015. These legal fees are related to LVB’s metal-on-metal hip product liability claims and have therefore been classified as “Certain claims.”

(e)	Zimmer and LVB incurred expenses of $57.6 million and $24.9 million in the year ended December 31, 2014 and three month period ended March 31, 2015, respectively, related to professional fees to consummate the merger agreement in their respective statements of earnings in the unaudited pro forma condensed combined financial statements. Since these expenses will not have a continuing impact on the combined business they have been excluded from the unaudited pro forma condensed combined statements of earnings.

(f)	In the year ended December 31, 2014 and three month period ended March 31, 2015, Zimmer recognized $39.6 million and $19.5 million, respectively, of other expenses related to debt issuance costs on a $7.66 billion bridge credit agreement that was obtained as temporary financing until senior notes could be issued. When the Notes were issued, the bridge credit agreement expired. Debt issuance costs on the $7.66 billion bridge credit agreement are excluded from the unaudited pro forma condensed combined statements of earnings because such statements of earnings assume the merger is financed through the Notes and Term Loan instead of the bridge credit agreement. Since the debt issuance costs on the $7.66 billion bridge credit agreement will not have a continuing impact on the combined business, they have been excluded from the unaudited pro forma condensed combined statements of earnings.

(g)	Adjustments to interest expense are:

•	Eliminate LVB’s interest expense (including debt issuance amortization costs) with respect to debt that was replaced by Zimmer’s financing.

•	Add interest expense for Zimmer’s financing expenses. Under the terms of LVB’s bank debt, a change-in-control required the debt to be repaid which Zimmer did on the Closing Date. Zimmer also redeemed LVB’s senior notes a few days after the Closing Date. Zimmer financed the merger consideration and repayment of LVB debt with the $3.0 billion Term Loan and $7.65 billion of Notes.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The pro forma interest expense has been calculated using the actual terms of Zimmer’s financing. Under the Term Loan, Zimmer borrowed at a three-month LIBOR rate plus credit spreads applicable to its credit ratings received on the Notes. The Notes are fixed-rate debt. This resulted in a weighted average annual interest rate of 2.8 percent for the year ended December 31, 2014, excluding debt issuance costs. Since the Notes have fixed interest rates and the Term Loan interest rate is only sensitive to changes in the three-month LIBOR rate, a one-eighth percent change in the assumed annual interest rate would have a minimal effect on pro forma interest expense. $300 million on the Term Loan matures in each of the first three years in equal quarterly installments. In calculating interest, Zimmer assumed the outstanding principal amount reflecting the required quarterly payments.

•	Add amortization of debt issuance costs on the Term Loan and the Notes. Debt issuance costs for the Term Loan include upfront fees to the syndicate of lenders, structuring fees and arrangement fees. Debt issuance costs on the Notes include underwriter fees and other third party fees.

	Year Ended December 31, 2014	Three Months Ended March 31, 2015
	(in millions)
LVB interest expense	$321.2	$78.3
Interest expense on the Term Loan and the Notes	(290.0)	(71.8)
Amortization of debt issuance costs on the Term Loan and the Notes	(10.6)	(2.6)

	$20.6	$3.9

(h)	Reflects the income tax effects of pro forma adjustments utilizing the statutory tax rate of 39.9 percent. This is comprised of the federal statutory tax rate of 35 percent and the Indiana statutory tax rate of 7.5 percent (which is deductible on the federal rate).

(i)	Reflects 32.7 million shares of Zimmer common stock issued to LVB stockholders and holders of LVB equity-based awards.

Balance Sheet Adjustments

(j)	Reflects the available cash on hand, after borrowings, that Zimmer used for merger consideration, merger-related expenses, and LVB senior note redemption. Merger-related expenses included advisory, legal, accounting, valuation and other professional and consulting fees Zimmer incurred in connection with the merger. Merger-related expenses also included retention and bonus plans for certain LVB employees who remained at LVB on the Closing Date. To redeem LVB’s senior notes, Zimmer was required to pay a call premium above the debt’s fair value. Zimmer also used cash to settle LVB’s interest rate swaps designated as hedges that became ineffective once the debt was redeemed.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of March 31, 2015
(in millions)
Sources:
Borrowings under term loan	$3,000.0

Uses:
Total aggregate adjusted cash consideration	8,307.6
Redeem LVB senior notes and interest	2,819.6
Call premium expense on LVB senior notes	22.0
Settlement of LVB interest rate swaps	12.4
Zimmer merger-related costs	35.1
Retention and bonus plans	73.0

11,269.7

Available cash on hand used	$(8,269.7)

(k)	Reflects an increase of $506.2 million in inventory to measure it at fair value.

(l)	Adjustments to prepaid expenses and other current assets are due to the tax benefit adjustments discussed in item (q). Due to the tax benefit adjustment, the amount recognized on the unaudited pro forma condensed combined balance sheet shifts from a liability to an asset. This adjustment reflects $207.6 million of net current tax benefits remaining on the pro forma condensed combined balance sheet.

(m)	Reflects a deferred tax liability of $202.0 million related to inventory step-up.

(n)	Adjustments to goodwill are:

•	Eliminate LVB’s goodwill.

•	Add estimated goodwill of the merger.

As of March 31, 2015
(in millions)
LVB goodwill	$(3,554.6)
Estimated goodwill of merger	6,789.1

$3,234.5

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(o)	Adjustments to net intangible assets are:

•	Eliminate LVB’s intangible assets.

•	Add fair value of acquired intangible assets in the merger.

As of March 31, 2015
(in millions)
LVB intangible assets, net	$(3,101.3)
Estimated intangible assets of merger:
Trade name	515.0
Technology	3,053.0
Customer relationships	5,829.0

$6,295.7

(p)	Adjustments to other assets are to eliminate LVB’s long-term debt issuance costs of $58.5 million.

(q)	Adjustments to income taxes are:

•	Reflect the tax benefit of LVB stock options and LVB stock-based awards that have already vested.

•	Reflect the tax benefit of the merger-related expenses discussed in item (z).

•	Reflect the tax benefit related to the LVB senior note redemption. In the preliminary estimate and the allocation of the aggregate merger consideration, LVB debt is recorded at its fair value and a corresponding deferred tax asset is recognized. In these unaudited pro forma condensed combined financial statements, when Zimmer redeemed the LVB senior notes, the deferred tax asset became a current income tax benefit.

•	As a result of the previous adjustments, the amount recognized on the pro forma condensed combined balance sheet shifts from a liability to an asset. This adjustment reflects the amount of net current tax benefits remaining on the pro forma condensed combined balance sheet.

As of March 31, 2015
(in millions)
Tax benefit of LVB stock awards already vested	$(117.4)
Tax benefit of merger-related expenses	(94.6)
Tax benefit of debt redemption	(53.1)
Current tax benefit reclass	207.6

$(57.5)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(r)	Adjustments to short-term debt are:

•	Eliminate LVB’s short-term debt that was repaid.

•	Add short-term debt related to Zimmer’s financing in the amount of $300.0 million on the Term Loan.

As of March 31, 2015
(in millions)
LVB short-term debt	$(132.8)
Zimmer Term Loan current portion	300.0

$167.2

(s)	Reflects the payment of LVB’s accrued interest of $33.0 million due as of February 28, 2015.

(t)	Adjustments to other current liabilities are:

•	Reflects the short-term portion of $5.9 million related to settlement of LVB’s interest rate swaps due to LVB’s debt being repaid.

•	Accrue legal fees of $11.5 million related to conforming LVB’s accounting policies.

As of March 31, 2015
(in millions)
LVB short-term interest rate swaps	$(5.9)
Legal fees accounting policy alignment	11.5

$5.6

(u)	Reflects the settlement of LVB’s interest rate swaps due to LVB’s debt being repaid. This is the long-term portion of $6.5 million.

(v)	Adjustments to deferred income taxes are:

•	Eliminate deferred tax liabilities related to LVB’s intangible assets.

•	Eliminate LVB’s deferred tax asset of $66.4 million related to LVB stock options and LVB stock-based awards. Such deferred tax asset was a reduction of LVB’s deferred tax liabilities reported on its audited consolidated balance sheet as of February 28, 2015. A deferred tax asset was not part of LVB’s assets acquired since LVB stock options and LVB stock-based awards were exchanged for a portion of the aggregate merger consideration. Therefore, no temporary tax difference exists that requires a deferred tax asset.

•	Add long-term deferred tax asset related to legal fees accounting policy alignment.

•	Add deferred tax liabilities related to the acquired intangible assets in the merger.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

As of March 31, 2015
(in millions)
LVB deferred tax liabilities	$(865.0)
LVB long-term deferred tax asset related to share-based compensation	66.4
Long-term deferred tax asset related to legal fees accounting policy	(4.6)
Zimmer deferred tax liabilities	3,749.4

$2,946.2

(w)	Adjustments to long-term debt are:

•	Eliminate LVB’s long-term debt that was repaid.

•	Add long-term portion of the Term Loan.

As of March 31, 2015
(in millions)
LVB long-term debt	$(5,580.6)
Zimmer Term Loan	2,700.0

$(2,880.6)

(x)	Adjustments to common stock are:

•	Eliminate LVB common stock.

•	Add par value of common stock on 32.7 million shares issued to LVB stockholders and holders of LVB equity-based awards.

As of March 31, 2015
(in millions)
LVB common stock	$(5.5)
Zimmer common stock issued	0.3

$(5.2)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(y)	Adjustments to paid-in capital are:

•	Eliminate LVB’s paid-in capital.

•	Add paid-in capital value on 32.7 million common shares issued to LVB stockholders and holders of LVB equity-based awards.

As of March 31, 2015
(in millions)
LVB paid-in capital	$(5,693.6)
Zimmer common stock issued	3,722.4

$(1,971.2)

(z)	Adjustments to retained earnings (accumulated deficit) are:

•	Eliminate LVB’s accumulated deficit.

•	Recognize merger-related expenses, including Zimmer’s merger-related professional fees (net of merger-related expenses already recognized in Zimmer’s audited balance sheet as of March 31, 2015), the call premium expense recognized upon redemption of LVB’s senior notes, retention and bonus plan expenses and LVB stock-based award acceleration allocated to compensation cost.

•	Recognize the tax benefit on the merger-related expenses at the statutory tax rate of 39.9 percent. Zimmer has assumed that the merger-related professional fees are non-deductible for tax purposes while the remaining merger-related expenses are all deductible.

As of March 31, 2015
(in millions)
LVB accumulated deficit	$3,471.2
Zimmer merger-related professional fees	(35.1)
Call premium expense on LVB senior note redemption	(22.0)
Retention and bonus plan expenses	(73.0)
Share-based compensation award acceleration allocated to compensation cost instead of consideration	(164.1)
Tax effect on above expenses	94.6

$3,271.6

(aa)	Reflects the elimination of LVB’s other comprehensive loss of $277.2 million.